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                               CONSENT OF COUNSEL

                                 AIM FUNDS GROUP



                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services -- Other Service Providers -- Counsel to the Trust" in the Statement of Additional Information for the seven series portfolios of AIM Funds Group (the "Trust"), which is included in Post-Effective Amendment No. 103 to the Registration Statement under the Securities Act of 1933, as amended (No. 002-27334), and Amendment No. 103 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-01540), on Form N-1A of the Trust.



                                  /s/  Ballard Spahr Andrews & Ingersoll, LLP
                                  -------------------------------------------
                                  Ballard Spahr Andrews & Ingersoll, LLP



Philadelphia, Pennsylvania
February 8, 2008